Exhibit 10.6

AGREEMENT AND WAIVER

This AGREEMENT AND WAIVER (this “Agreement”), dated as of February 23, 2024, is entered into by and between Ondas Holdings Inc., a Nevada corporation (the “Company”), and the investor signatory below (the “Holder”). Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement (as defined below).

RECITALS

A.	The Company and the Holder are parties to that certain Securities Purchase Agreement, dated as of October 26, 2022 (as amended, modified or waived, from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased from the Company that certain (i) 3% Series A-1 Senior Convertible Note Due 2025, in the aggregate original principal amount of $34.5 million (the “Original Note”), which was subsequently exchanged into that certain 3% Series B-1 Senior Convertible Note Due 2024 (as amended, modified or waived, from time to time, the “Exchange Note”), and (ii) 3% Series B-2 Senior Convertible Note, due 2025, in the aggregate original principal amount of $11.5 million (the “2023 Additional Note,” and together with the Exchange Note (the “Existing Notes”), and any other Additional Notes issued under the Securities Purchase Agreement, the “Notes”).

B.	The Company and the Holder are parties to that certain Agreement and Waiver, dated July 21, 2023, waiving, amending and modifying certain terms of the Securities Purchase Agreement and the Notes (the “Initial Agreement and Waiver”). The Company desires to amend Recital A of the Initial Agreement and Waiver (the “Agreement and Waiver Amendment”) by deleting it in its entirety and replacing it with the following:

“A. The Company and the Holder are parties to that certain Securities Purchase Agreement, dated as of October 26, 2022 (as amended, modified or waived, from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased from the Company that certain 3% Senior Convertible Note Due 2023, in the aggregate original principal amount of $34.5 million (the “Original Note”), which was subsequently exchanged into that certain 3% Senior Convertible Note Due 2024 (as amended, modified or waived, from time to time, the “Notes”).”

C.	The Company (i) intends to consummate (x) a private placement of preferred stock of Ondas Networks Inc. (“Networks”), which includes the issuance of warrants of the Company, in accordance with those certain documents attached hereto as Exhibit A (the “New Networks Offering”), (y) a direct registered offering of common stock of the Company, in accordance with those certain documents attached hereto as Exhibit B (the “New Holdings Offering”), and (z) a private placement of warrants of Ondas Autonomous Holdings Inc., in accordance with those certain documents attached hereto as Exhibit B (the “New OAS Offering,” and together with the New Networks Offering and New Holdings Offering, the “New Offerings”) and, solely in respect of the New Offerings and not in respect of any other present or future offerings, transactions or events (except as expressly provided in subsection (iii) below relating to a potential Waiver Transaction), (i) desires that the Holder waive Section 4(q) of the Securities Purchase Agreement and Section 13(f) of the Notes, solely with respect to the New Offerings and not with respect to any other Subsequent Placement, (the “New Offerings Waiver”); (ii) desires that the Holder waive any right to adjust the Conversion Price of the Notes pursuant to Section 7 of the Notes and any Additional Notes that may be issued from time as a result of the consummation of all or any portion of the New Offerings (the “Reset Amendment”); and (iii) desires to waive any applicable provisions of the Securities Purchase Agreement or the Notes, including, without limitation, Section 13(f) of the Notes, Section 5(a) of the Notes, and Section 4(m)(iii) of the Securities Purchase Agreement (but, in the case of Section 4(m)(iii) and in the interest of clarity, only with respect to issuances of securities of Networks) such that the Company or any of its subsidiaries, including any “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (“Company Subsidiaries” and each a “Company Subsidiary”) may, directly or indirectly, including through Affiliates or otherwise, in one or more transactions (including pursuant to a merger), sell, assign, transfer, convey or otherwise dispose of (x) any of (including all or substantially all of) the properties or assets of Networks, or (y) any equity interests (including a controlling equity interest) in Networks, in each case as would otherwise have required the affirmative consent or approval of Holder but for this waiver (each a “Waiver Transaction”), provided that, as consideration for any Waiver Transaction, the Company receives (whether directly or via a distribution from a Company Subsidiary) an amount in cash equal to no less than 125% of the principal and interest under the Notes and any Additional Notes then outstanding as of the date Company gives written notice to Holder of such Waiver Transaction (the “Block Sale Amendment”).

TERMS OF AGREEMENT

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Waivers; Consents; Amendments.

a)	Holder Waiver; Consent; Agreements. Effective as of the Effective Time, the Holder hereby grants the Company the New Offerings Waiver, and agrees to the Agreement and Waiver Amendment, the Reset Amendment and the Block Sale Amendment.

b)	Company Waiver; Agreements. Effective as of the Effective Time, the Company hereby agrees to the Agreement and Waiver Amendment, the Reset Amendment and the Block Sale Amendment.

2.	Representations and Warranties.

a)	Company Bring Down. Except as set forth on Schedule 2(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Agreement.

b)	Holder Bring Down. The Holder hereby makes the representations and warranties to the Company as set forth in the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Agreement. Holder has good and valid title to the Existing Notes free and clear of any lien, mortgage, security interest, pledge, charge or encumbrance of any kind (other than with respect to a bona fide margin account in the ordinary course of business).

3.	Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (excluding schedules, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

4.	Omitted.

5.	Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any amendment, modification, or waiver, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating thereto (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 5 shall apply similarly and equally to each Settlement Document.

6.	Effective Time. This Agreement shall be effective (the “Effective Time”) upon the time of due execution and delivery by the Company and the Holder of this Agreement.

7.	Ratification. Except as otherwise expressly provided herein, the Transaction Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

8.	Miscellaneous. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement and Waiver to be duly executed as of the date first written above.

COMPANY

ONDAS HOLDINGS INC.

By:
Name:	Eric Brock
Title:	Chairman and Chief Executive Officer

HOLDER

By:
Name:
Title:

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